UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Winner Medical Group Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
 (Address of Principal Executive Offices)

(86-755) 28138888
Registrant’s Telephone Number, Including Area Code:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, par value $0.001 per share	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. *

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

This Registration Statement on Form 8-A is being filed by Winner Medical Group Inc., a Nevada corporation (the “Company”), in connection with the registration of its common stock, par value $0.001 per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the listing of the Common Stock on the NASDAQ Stock Market LLC (the “Exchange”).

Item 1.     Description of the Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Capital Stock” in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2007, as well as any amendments to such Registration Statement and including any prospectus that constitutes part of the Registration Statement and is filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any and all reports filed with the SEC for the purpose of updating such description, each of which is incorporated by reference herein.

Item 2      Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: April 6, 2010	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer

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